UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2026

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

1675 N. Freedom Blvd (200 West) Building 1
Provo,	Utah	84604	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with William I Jacobs’ service as Chief Executive Officer (“CEO”) of Green Dot Corporation (the “Company”), on April 6, 2026, the Company established a bonus opportunity for Mr. Jacobs, as approved by the Compensation Committee (the “Committee”) of the Company’s Board of Directors. Mr. Jacobs will be eligible to receive a one-time discretionary bonus for his service during the period from January 8, 2026 through the closing of the proposed transactions under that certain Agreement and Plan of Merger, dated November 23, 2025, by and among the Company, CommerceOne Financial Corporation, Compass Sub North, Inc., Compass Sub East, Inc. and Compass Sub West, Inc. (the “Closing”) of up to $1,250,000 in cash, provided that Mr. Jacobs continues to serve as CEO through the Closing. The actual amount of the bonus awarded to Mr. Jacobs, if any, will be determined by the Committee in its sole discretion as of immediately prior to the Closing, taking into account Mr. Jacobs’ and the Company’s performance during such period. Any bonus awarded to Mr. Jacobs will be payable upon his cessation of service as CEO in connection with the Closing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel

Date: April 7, 2026